UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 4, 2013

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7431

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Strategic Alliance with M2P Entertainment GmbH

On December 4, 2013, MGT Capital Investments, Inc. (the “Company”) entered into a Strategic Alliance Agreement with M2P Entertainment GmbH, a German corporation (“M2P”), the newly formed Delaware corporation, M2P Americas, Inc. (“M2P Americas”) and the Company’s ’s existing subsidiary MGT Studios, Inc. The purpose of the transaction is to allow M2P Americas to market and exploit MP2’s gaming technology in North and South America through M2P Americas. As part of the transaction, the Company acquired 50.1% of M2P Americas and M2P Entertainment acquired 49.9%. The Strategic Alliance Agreement provides that the Company and M2P will jointly cooperate to launch M2P’s gaming technology in North and South America. It further provides M2P Americas with an exclusive royalty free license to M2P’s gaming technology for North and South America.

Pursuant to the terms of the Strategic Alliance Agreement, the Company will advance certain expenses to M2P Americas and the Company and M2P will provide network and human resources support to M2P Americas. The parties also entered into a Stockholders Agreement dated the same date which, among other things, grants M2P an option to purchase 10% of the Company’s ownership in M2P America at book value if the Company does not purchase equity in M2P prior to April 2, 2014.

Any advances by the Company or its subsidiaries to M2P Americas will be considered a loan bearing interest at 4% per annum or the applicable federal rate if greater. The Strategic Alliance Agreement has a term of 20 years, and is filed as Exhibit 10.1 to this Form 8-K.

Warrant Modification Agreement

On December 10, 2013, the Company entered into a Warrant Modification Agreement (the “Agreement”) with Iroquois Master Fund Ltd. (“Iroquois”). Pursuant to the Agreement, Iroquois agreed to immediately exercise its warrant to purchase 613,496 shares of Common Stock, par value $0.001 of the Company, at an exercise price of $1.50 per share, for aggregate gross proceeds to the Company of approximately $920,000, and (ii) agreed to terminate its right of participation in future equity offerings of the Company. In exchange, the Company agreed to reduce the warrant exercise price from $3.85 per share to $1.50 per share, and agreed not to issue any securities at a price below $2.50 per share for a period of 90 days after the date of the Agreement (other than securities granted pursuant to a stock plan or issued in connection with an acquisition). Iroquois acquired the warrant in connection with the Company's November 2012 financing. In connection with the Agreement, the Company will pay to Chardan Capital Markets, LLC (“Chardan”) a placement fee for the solicitation of the exercise of the warrants equal to 8% of the gross proceeds raised, or approximately $73,000 and will reimburse Chardan for up to $7,500 of its legal fees and expenses incurred. The Agreement is filed as Exhibit 10.2 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

10.1	Strategic Alliance Agreement by and among M2P Entertainment GmbH, a German corporation (“M2P”), M2P Americas, Inc. and MGT’s Studios, Inc. dated December 4, 2013.

10.2	Warrant Amendment Agreement dated December 10, 2013 by and between MGT Capital Investments, Inc. and Iroquois Master Fund Ltd.

99.1	Text of press release issued by the Company on December 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 10, 2013

MGT Capital Investments, Inc.

By:	/s/ Robert B. Ladd
Name: Title:	Robert B. Ladd President and Chief Executive Officer